EXHIBIT 10 - CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 7, 1996, with respect to Equitable Life Insurance Company of Iowa and each account within Equitable Life Insurance Company of Iowa Separate Account A in Post-Effective Amendment No. 5 to the Registration Statement (Form N-4 No. 33-79170) and related Prospectus of Equitable Life Insurance Company of Iowa Separate Account A.


                                              /s/ ERNST & YOUNG LLP

                                                  Ernst & Young LLP


Des Moines, Iowa
January 27, 1997